SUPPLEMENTARY REPORT OF INDEPENDENT AUDITORS
Board of Trustees
Kemper Funds
In planning and performing our audit of the financial statements of each of the Kemper Funds listed in Exhibit A attached hereto (the "Funds") for the period ended as of the date listed in Exhibit A attached hereto ("Report Date"), we considered their internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on their financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The  management  of  the Funds is responsible  for
establishing and maintaining  an  internal  control
structure.   In  fulfilling this responsibility, estimates
and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures. Two of the objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because  of  inherent limitations in any internal control
structure, errors or  irregularities  may occur and  not be
detected.   Also, projection  of any evaluation of the
structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above as of Report Date.

This report is intended solely for the information and use of management and the Securities and Exchange
Commission.


                                       ERNST & YOUNG LLP


Chicago, Illinois
May 16, 1997





Kemper Funds                                    Exhibit A



March 31, 1997

Investors Cash Trust Fund -
  Government Securities Portfolio
  Treasury Portfolio
Tax-Exempt New York Money MarketFund